Exhibit 10.3

Certain identified information in this Agreement denoted with “[***]” has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the registrant treats as private and confidential.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE COMPANY HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED.

WARRANT TO PURCHASE NON-VOTING UNITS

For the Purchase of 8,656,509,695 Non-Voting Units

of

LITHIUM NEVADA VENTURES LLC

WHEREAS, Lithium Nevada LLC, a Nevada limited liability company (the “Borrower”), entered into that certain Loan Arrangement and Reimbursement Agreement, dated as of October 28, 2024 (as amended by that certain Omnibus Amendment and Termination Agreement, dated as of December 17, 2024 (as supplemented by that certain Joinder Agreement, dated as of December 20, 2024), and as further amended by the OWCA No. 2 (as defined below), and as further amended, supplemented or otherwise modified from time to time, the “LARA”); and

WHEREAS, the Borrower entered into an Omnibus Waiver, Consent and Amendment No. 2 Agreement (the “OWCA No. 2”), dated as of October 7, 2025, along with certain Borrower Parties as described in the OWCA No. 2 and Citibank, N.A., acting through its Agency and Trust Division, as collateral agent for the Secured Parties (as defined in the OWCA No. 2), and the U.S. Department of Energy (the “DOE”); and

WHEREAS, pursuant to Section 8(c) of the OWCA No. 2, and in consideration for the DOE consenting to, among other things, the Borrower’s entry into certain amendments to the LARA, the Affiliate Support Agreement, the Accounts Agreement and the Equity Pledge Agreement (each as defined in the OWCA No. 2), the Borrower shall deliver or cause to be delivered to the DOE, among other things, the LAC-GM Joint Venture Warrants (as defined in the OWCA No. 2), the terms of which are described below, and the LAC Warrants (as defined in the OWCA No. 2).

1. Warrant. This Warrant to Purchase Non-Voting Units (this “Warrant”) certifies that, for value received, the Lithium Nevada Projects LLC, a Nevada limited liability company, or its permitted assigns (“Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (“Issuance Date”) and on or prior to 5:00 p.m. (New York City time) on January 30, 2036 (the “Expiration Time”) but not thereafter, to subscribe for and purchase from Lithium Nevada Ventures LLC, a Delaware limited liability company (the “Company”), up to 8,656,509,695 Non-Voting Units (as may be adjusted pursuant to Article 6, the “Warrant Units”), at a price per Warrant Unit of $0.0001 (as may be adjusted pursuant to Article 6, the “Exercise Price”), subject to the terms and conditions set forth herein.

2. Exercise. Holder may exercise this Warrant, in full and not in part, beginning on the Issuance Date, in accordance with the procedures set forth in this Article 2 below.

2.1 Exercise Form. In order to exercise this Warrant, the form of Notice of Exercise attached hereto as Annex A (the “Exercise Form”) must be duly executed and completed and delivered to the Company in e-mail attachment, together with this Warrant for the surrender and cancellation thereof (to the extent described below) (each date on which all such items are delivered to the Company, an “Exercise Date”). No ink-original Exercise Form shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Form be required. Notwithstanding anything herein to the contrary, Holder shall not be required to physically surrender this Warrant to the Company until Holder has purchased all of the Warrant Units available hereunder and the Warrant has been exercised in full, in which case, Holder shall surrender this Warrant to the Company for cancellation. If this Warrant has not been exercised in full by the Business Day immediately prior to the Expiration Time, it shall automatically exercise in full on a cashless basis as provided for in Section 2.2 on such date. If the date on which the Expiration Time is set to occur is not a Business Day, then the Expiration Time shall be deemed to be extended to 12:00 p.m., New York City Time, on the next succeeding Business Day.

2.2 Cashless Exercise. Holder shall exercise this Warrant through a cashless exercise, pursuant to which Holder shall be entitled to receive the number of Warrant Units computed using the following formula:

X = Y (A-B)

A

Where  X = the number of Warrant Units to be issued to Holder by the Company

Y = the number of Warrant Units that Holder elects to purchase under this Warrant (inclusive of the Warrant Units surrendered to the Company in payment of the aggregate Exercise Price pursuant to such cashless exercise)

A = the Per Unit Price (as of the date of such calculation)

B = the Exercise Price (as may be adjusted pursuant to Article 6).

3. Delivery of Warrant Units.

3.1 As promptly as reasonably practicable on or after the Exercise Date, and in any event within three (3) Business Days thereafter, the Company shall cause to be issued a duly executed version of the LLC Agreement, amended to reflect Holder as a Member (as defined in the LLC Agreement), and a certificate or certificates for the number of duly authorized Warrant Units to which Holder shall be entitled upon such exercise (or equivalent evidence of the Company’s membership interests if no certificates are utilized by the Company). Such issuance and delivery shall be made without charge to Holder for any issue or transfer tax (other than any such taxes in respect of any transfer by Holder to another person occurring contemporaneously therewith), or other incidental expense in respect of the issuance, all of which such taxes and expenses shall be paid by the Company.

4. Transfer.

4.1 General Restrictions. Except as expressly permitted in the Put, Call and Exchange Agreement or with the Company’s prior written consent, in its sole discretion, neither this Warrant nor any Warrant Units issued upon exercise of this Warrant may be sold, transferred, assigned, pledged or hypothecated (a “Transfer”), in whole or in part.

5. New Warrants to be Issued.

5.1 No Partial Exercise or Transfer. This Warrant may be exercised or Transferred (subject to the restrictions set forth in Section 4.1) only in full and not in part.

5.2 Lost Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, including a certification by Holder thereof, the Company shall execute and deliver a new warrant of like tenor and date (subject to Holder’s execution thereof). Any such new warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a contractual obligation on the part of the Company in full substitution of this Warrant and shall become effective immediately upon such execution.

6. Adjustments.

6.1 Adjustments to Number of Warrant Units. In the event that the Company (a) pays a dividend in Units or makes a distribution in Units or any other equity or equity equivalent security payable in Units to holders of its outstanding Units, (b) subdivides (by any split, recapitalization or otherwise) its outstanding Units into a greater number of Units, or (c) combines (by any combination, reverse split or otherwise) its outstanding Units into a smaller number of Units, then the remaining number of Warrant Units issuable upon the exercise of this Warrant in full immediately prior to any such dividend, distribution, subdivision, or combination shall be proportionately adjusted such that Holder will thereafter receive upon exercise in full of this Warrant the aggregate number of Warrant Units that Holder would have owned immediately following such action if this Warrant had been exercised in full immediately before the record date, if any, for such action. Any adjustment made pursuant to this Section 6.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

6.2 Extraordinary Transactions. If the Company effects any Extraordinary Transaction, then immediately prior to the consummation of such Extraordinary Transaction, this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which Holder would have owned immediately after the consummation of such Extraordinary Transaction (“Alternate Consideration”) if Holder had exercised in full this Warrant immediately before the consummation of such Extraordinary Transaction. If holders of Units are given any choice as to the kind or amount of securities, cash or other assets receivable upon the consummation of such Extraordinary Transaction, then Holder shall be given the same choice as to such consideration it receives upon exercise of this Warrant in connection with such Extraordinary Transaction. If the Company undertakes an Extraordinary Transaction in which the Company is not the surviving entity and the Alternate Consideration includes securities of another person, then the definitive agreements for such Extraordinary Transaction shall provide that, prior to or simultaneously with the consummation of such Extraordinary Transaction, any successor to the Company, surviving entity or other person (including any purchaser of assets of the Company) (each, a “Successor Entity”) shall assume the obligation to deliver to Holder such Alternate Consideration as Holder is entitled to receive in accordance with this Section 6.2. The terms of any definitive agreement pursuant to which an Extraordinary Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6.2 and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent Extraordinary Transaction. The Company shall cause any Successor Entity, substantially concurrent with the consummation of such Extraordinary Transaction, to either (a) assume in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to Holder and approved by Holder or (b) deliver to Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of units (or shares of capital stock) of such Successor Entity (or its parent entity) equivalent to the Units receivable upon exercise of this Warrant prior to such Extraordinary Transaction, and with an exercise price which applies the exercise price hereunder to such units (or shares of capital stock) (but taking into account the relative value of the Units and the value of such units (or shares of capital stock), such adjustments to the number of units (or shares of capital stock) and such exercise price being for the purpose of maintaining the economic value of this Warrant as of immediately prior to the consummation of such Extraordinary Transaction). Upon the occurrence of any Extraordinary Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of such Extraordinary Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity (or its parent entity)), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. For the avoidance of doubt, if this Section 6.2 applies to an Extraordinary Transaction, Section 6.1 shall not apply. Notwithstanding the forgoing or anything to the contrary in this Warrant, Holder acknowledges and agrees that, for so long as this Warrant is outstanding, Holder shall be bound by the obligations set forth in Section 10.4 (Drag-Along Right) of the LLC Agreement as if Holder was a Member under the LLC Agreement (and this Warrant shall be deemed to have been exercised in full immediately prior to the consummation of the applicable Drag-Along Sale (as defined in the LLC Agreement)).

6.3 Adjustments for Contribution Agreement. Upon the final determination of the number of Units (as defined in the LLC Agreement) issued in the aggregate to General Motors Holdings LLC and LAC US Corp. pursuant to the JV – GM Issuance (as defined in the Contribution Agreement) in accordance with the terms and conditions of the Contribution Agreement, the number of Warrant Units issuable upon the exercise of this Warrant shall be increased in accordance with the following formula:

X = 0.05 (Y / 0.95)

Where  X = the additional number of Warrant Units to be issuable upon the exercise of this Warrant.

Y = the number of Units issued in the aggregate to General Motors Holdings LLC and LAC US Corp. pursuant to the JV – GM Issuance.

6.4 Adjustments to Exercise Price. Upon any adjustment to the number of Warrant Units subject to this Warrant pursuant to this Article 6, the Exercise Price shall be adjusted concurrently therewith to equal the product of (a) the Exercise Price (as it may have been previously adjusted pursuant to this Section 6.4) and (b) a fraction, the numerator of which is the total number of Warrant Units subject to issuance upon the exercise of this Warrant in full before giving effect to such adjustment, and the denominator of which is the total number of Warrant Units subject to issuance upon the exercise of this Warrant as so adjusted pursuant to this Article 6.

6.5 No Changes in Form of Warrant. This Warrant need not be amended or modified because of any adjustment pursuant to this Article 6, and any Warrant issued after the occurrence of an event requiring an adjustment under this Article 6 may state the same Exercise Price and the same number of Warrant Units as are stated in this Warrant, subject to Section 5.1. The acceptance by Holder of the issuance of any new warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Issuance Date or the computation thereof.

7. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as of the date of hereof that this Warrant and the Warrant Units have not been registered under the Securities Act or under any state securities laws. Holder (a) is acquiring this Warrant pursuant to an exemption from registration under the Securities Act solely for investment without a view to sell and with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws; (b) will not sell or otherwise dispose of any of this Warrant or the Warrant Units, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws; and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of this Warrant and the Warrant Units and of making an informed investment decision.

8. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder as follows as of the date of this Warrant:

(a)

Organization; Existence and Qualification. The Company is duly formed and is validly existing and in good standing under the Laws of the state of its organization, is duly qualified to do business and is in good standing in each jurisdiction in which it is required to qualify in order to conduct its business, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as defined in the LARA).

(b)	Authorization and Enforceability.

i.

The Company has the requisite power and authority to execute and deliver this Warrant and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Warrant and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company.

ii.

(A) This Warrant has been duly executed and delivered by the Company and (B) this Warrant constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except, in the case of clause (B) above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)

No Violation. The execution, delivery and performance by the Company of this Warrant do not, and the consummation of the transactions contemplated hereby will not, with or without notice or the passage of time or both: (i) violate any provision of the organizational documents of the Company; (ii) violate or breach the terms of, result in a default under, result in the creation of any lien, or give rise to any right of termination, cancellation, forfeiture, suspension, adverse modification, or acceleration under (x) any note, bond, mortgage, indenture or credit agreement to which the Company is a party and (y) any other contract to which the Company is a party or by which it is bound or to which any of its assets are subject; (iii) violate any judgment, order, ruling, regulation or decree applicable to the Company or any of its properties or assets; or (iv) violate any Law applicable to the Company or any of its properties or assets.

(d)

Consents, Approvals or Waivers. The execution, delivery and performance by the Company of this Warrant (including the authorization, issuance and delivery of the Warrant Units) will not be subject to or require any consent, approval, authorization, or waiver from, or any registration or filing with or notification to, any Person, except for (i) filings required by federal and state securities laws, (ii) the approval for listing on the NYSE and Toronto Stock Exchange of the Warrant Units; and (iii) such consents as have been obtained.

(e)

The Warrant and Warrant Units. Each Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity. The Warrant Units have been duly authorized and reserved for issuance upon exercise of this Warrant and when so issued in accordance with the terms of this Warrant will be validly issued and fully paid, free and clear of all Liens (other than those arising under applicable securities laws).

9. No Rights as Member until Exercise. This Warrant does not entitle Holder to any voting rights or other rights as a Member of the Company prior to the exercise hereof. Upon the exercise of this Warrant, Holder shall receive Non-Voting Units (as defined in the LLC Agreement), and such Non-Voting Units shall only have the rights expressly set forth in the LLC Agreement and the Put, Call and Exchange Agreement.

10. Tax Treatment of Warrant. As provided in Section 4.3 of the LLC Agreement, Holder will be treated as currently owning the Non-Voting Units (as defined in the LLC Agreement) for U.S. federal (and applicable state and local) income tax purposes.

11. Certain Notice Requirements.

11.1 Holder’s Right to Receive Notice. If at any time prior to the earlier to occur of the Expiration Time or the exercise of this Warrant in full, any of the events described in Section 11.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least five (5) Business Days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the members entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Without limiting the foregoing, the Company shall deliver to Holder a copy of each notice given to any of the other members of the Company at the same time and in the same manner that any such notice is given to the members.

11.2 Events Requiring Notice. The Company shall be required to give the notice described in this Article 11 upon one or more of the following events: (a) the Company shall offer to all or substantially all of the holders of its Units any additional membership interests in the Company or securities convertible into or exchangeable for membership interests in the Company, or any option, right or warrant to subscribe therefor, or (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed. In addition to and not in limitation of the foregoing, the Company shall be required to give the notice described in this Article 11 prior to consummating any transaction set forth in clauses (a) through (e) of the definition of Extraordinary Transaction, irrespective of whether such transaction entitles the holders of Units to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for Units.

11.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring an adjustment pursuant to Article 6, send notice to Holder, which shall describe such event causing the change and the method of calculating same.

11.4 Transmittal of Notices. All notices that are required or may be given pursuant to this Warrant shall be sufficient in all respects if given in writing. Any such notice shall be deemed given (a) when made, if made by hand delivery, and upon confirmation of receipt, if made by electronic mail transmission, (b) one (1) Business Day after being deposited with a next-day courier, postage prepaid or (c) three (3) Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:

If to Holder:

c/o Lithium Americas Corp.

3260-666 Burrard Street

Vancouver, British Columbia, Canada V6C 2X8

Attention: Jonathan Evans, President and CEO

Email: [***]

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Ave, Suite 4700

Houston, TX 77002

Attention: Robert Hughes; Austin White

Email: [***]

If to the Company:

c/o Lithium Americas Corp.

3260-666 Burrard Street

Vancouver, British Columbia, Canada V6C 2X8

Attention: Jonathan Evans, President and CEO

Email: [***]

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Ave, Suite 4700

Houston, TX 77002

Attention: Robert Hughes; Austin White

Email: [***]

12. Miscellaneous.

12.1 Amendments. The terms of this Warrant may be amended only with the written consent of the Company and Holder.

12.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

12.3 Entire Agreement. This Warrant (together with the OWCA No. 2 and the other agreements and documents being delivered pursuant to or in connection with this Warrant or the OWCA No. 2, including without limitation the Put, Call and Exchange Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

12.4 Binding Effect. This Warrant shall inure solely to the benefit of, and shall be binding upon, Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

12.5 Applicable Law. THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE FEDERAL LAW OF THE UNITED STATES. TO THE EXTENT THAT FEDERAL LAW DOES NOT SPECIFY THE APPROPRIATE RULE OF DECISION FOR A PARTICULAR MATTER AT ISSUE, IT IS THE INTENTION AND AGREEMENT OF THE PARTIES TO THIS AGREEMENT THAT THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) SHALL BE ADOPTED AS THE GOVERNING FEDERAL RULE OF DECISION.

12.6 Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the State of New York and in the federal courts in the Southern District of New York, sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Warrant, or for recognition or enforcement of any judgment in connection therewith, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, to the fullest extent permitted by applicable Law.

12.7 Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant in any court referred to in Section 11.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.8 Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to this Warrant in the manner provided for notices in Section 11.4. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

12.9 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS WARRANT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

12.10 Waiver, etc. The failure of the Company or Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

13. Interpretation; Defined Terms. In interpreting this Agreement, except as otherwise indicated in this Warrant or as the context may otherwise require, references to “dollars” or “$” shall mean the lawful currency of the United States of America. As used herein:

“Business Day” means any day other than a Saturday, a Sunday or a day on which the banks are authorized or required by applicable Law to close in the City of New York, New York.

“Control” (including the terms “Controlled by” and “under common Control with”) with respect to any Person means the possession, directly or indirectly, of the power to exercise or determine the voting of more than fifty percent (50%) of the voting rights in a corporation, and, in the case of any other type of entity, the right to exercise or determine the voting of more than fifty percent (50%) of the equity interests having voting rights, or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Contribution Agreement” means that certain Contribution Agreement, dated on or about the date hereof, by and among Lithium Americas Corp., 1339480 B.C. Ltd., LAC US Corp., the Company, Lithium Nevada Projects LLC, the Borrower and General Motors Holdings LLC.

“Extraordinary Transaction” means, whether through one transaction or a series of related transactions, any (a) recapitalization of the Company, (b) reclassification of the membership interests of the Company (other than as a result of a distribution of membership interests or subdivision, split up or combination of Units to which Section 6.1 applies), (c) consolidation or merger of the Company with and into another Person or of another Person with and into the Company (whether or not the Company is the surviving entity of such consolidation or merger), (d) sale or lease of all or substantially all of the Company’s assets (on a consolidated basis) or membership interest to another Person or (e) other similar transaction, in each case, that entitles the holders of Units to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for Units.

“Governmental Authority” means any federal, state, local or foreign government and/or any political subdivision thereof, including departments, courts, arbitrators, commissions, boards, bureaus, ministries, agencies or other instrumentalities.

“Laws” means all laws, statutes, constitutions, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.

“LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Issuance Date.

“Non-Voting Units” has the meaning set forth in the LLC Agreement.

“Per Unit Price” means the Per Unit Price shall be the fair market value of a Unit as determined in good faith by the Board based on relevant facts and circumstances at the time of the cashless exercise under Section 2.2, including in the case of a change of Control of the Company the consideration receivable by the holders of the Units in such change of Control. If Holder notifies the Company in writing of any objection to the Per Unit Price prior to the effectiveness of the cashless exercise, the Company and Holder shall attempt in good faith to reach an agreement as to the fair market value of a Unit. If such parties have failed to resolve any such dispute within ten (10) Business Days (or such longer period mutually agreed to by the Company and Holder), then Holder may submit the determination of the fair market value of a Unit to an independent appraiser selected in good faith by Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Person” (including the term “Persons”) means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Put, Call and Exchange Agreement” means that certain Put, Call and Exchange Agreement dated as of the Issuance Date, by and among the Company, Lithium Americas Corp., LAC US Corp., General Motors Holdings LLC, and the DOE.

“Securities Act” means the Securities Act of 1933, as amended.

“Units” has the meaning set forth in the LLC Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the date hereof.

LITHIUM NEVADA VENTURES LLC

By:	/s/ Jonathan Evans
Name: Jonathan Evans
Title: President

[SIGNATURE PAGE TO WARRANT AGREEMENT – LITHIUM NEVADA VENTURES LLC]

LITHIUM NEVADA PROJECTS LLC

By:	/s/ Jonathan Evans
Name: Jonathan Evans
Title: President

[SIGNATURE PAGE TO WARRANT AGREEMENT - HOLDER]

Annex A

NOTICE OF EXERCISE

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Warrant to Purchase Non-Voting Units (the “Warrant”) attached hereto for surrender and cancellation for ______ Non-Voting Units (the “Warrant Units”), of Lithium Nevada Ventures LLC, a Delaware limited liability company (the “Company”), and hereby elects to exercise the Warrant in full on a cashless basis and to convert its right to purchase ________ Warrant Units under the Warrant for ______ Warrant Units, in accordance with the following formula:

X = Y (A-B)

 A

Where	X = the number of Warrant Units to be issued to Holder by the Company

Y = the number of Warrant Units that Holder elects to purchase under the Warrant (inclusive of the Warrant Units surrendered to the Company in payment of the aggregate Exercise Price pursuant to such cashless exercise)

A = the Per Unit Price which is equal to $_______.

B = the Exercise Price which is equal to $_______ per Warrant Unit.

Please issue the Warrant Units as to which the Warrant is exercised and, if applicable, a new warrant of like tenor representing the number of Warrant Units for which the Warrant has not been exercised.

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Warrant.

[HOLDER]

By:
Name:
Title: